Cricut, Inc. Reports Fourth Quarter and Full Year 2022 Financial Results
Delivered 6th consecutive year of profitability with net income of $60.7 million, or 6.8% margin
Generated $117.7 million in Cash from Operations in 2022
Total users grew to nearly 7.9 million, up 23% over FY 2021
Paid subscribers increased to 2.6 million, up 28% over FY 2021
Delivered FY 2022 revenue of $886.3 million, 32% decline compared to a strong FY 2021
74% of total users cut on their Connected Machine in 2022
SOUTH JORDAN, Utah, March 7, 2023 (GLOBE NEWSWIRE) -- Cricut, Inc. (“Cricut”) (NASDAQ: CRCT), the creative technology company that has brought a connected platform for making to millions of users worldwide, today announced financial results for its fourth quarter and full year ended December 31, 2022.
“We entered 2022 expecting to deliver much better financial results. Our results reflect the challenging macroeconomic conditions throughout the year and pressure from excess channel inventory that impacted revenue from Connected Machines and Accessories and Materials. Despite this, we ended the year with healthy growth in new users and paid subscribers,” said Ashish Arora, Chief Executive Officer of Cricut. “Nearly three quarters of our user base cut a project in 2022, highlighting the value we bring to the Cricut community and the significant opportunity we have to drive increased engagement. We benefit from a healthy pipeline of potential users, a strong existing user base, a platform approach and strong balance sheet. We'll continue to focus on new user acquisition and increased engagement and monetization, which will position us well for when consumer spend returns.”
Fourth Quarter 2022 Financial Results
•Revenue was $280.8 million compared to $387.8 million in Q4 2021.
•Connected machine revenue was $102.3 million compared to $158.1 million in Q4 2021.
•Subscriptions revenue was $71.1 million up from to $55.7 million in Q4 2021.
•Accessories and materials revenue was $107.3 million compared to $174.0 million in Q4 2021.
•Gross margin was 29.8%, compared to 27.0% in Q4 2021.
•Operating income was $11.1 million, or 4.0% of total revenue, compared to $25.8 million, or 6.7% of revenue in Q4 2021.
•Net income was $10.9 million or 3.9% of revenue, compared to $11.9 million or 3.1% of revenue in Q4 2021.
•Diluted earnings per share was flat year over year at $0.05.
•International revenue decreased by 3% over Q4 2021 and was 19% of total revenue, up from 14% of total revenue in Q4 2021.

Full Year 2022 Financial Results
•Revenue was $886.3 million compared to $1.3 billion in FY 2021.
•Connected machine revenue was $252.6 million compared to $548.2 million in FY 2021.
•Subscriptions revenue was $272.3 million, up from $205.9 million in FY 2021.
•Accessories and materials revenue was $361.4 million, compared to $552.2 million in FY 2021.

•Gross margin was 39.5%, up from 35.0% in FY 2021.
•Operating income was $80.0 million, or 9.0% of total revenue, compared to $192.4 million, or 14.7% of revenue in FY 2021.
•Net income was $60.7 million, or 6.8% of revenue, compared to $140.5 million, or 10.8% of revenue in FY 2021.
•Diluted earnings per share was $0.28 compared to $0.64 in FY 2021.
•International revenue was $142.3 million, or 16% of total revenue, compared to $148.5 million or 11% of total revenue in FY 2021.
•Generated $117.7 million in cash from operations.
“Despite macro conditions throughout 2022, we continued to operate with rigor and discipline, generating healthy cash flows and delivering our sixth year of net income profitability. We eliminated $50 million of planned spend and investments throughout 2022 and held operating expenses relatively flat year over year,” said Kimball Shill, Chief Financial Officer of Cricut. “We also entered 2023 with healthier channel inventory levels, which more directly links Connected Machine revenue to consumer demand. We will continue to take a conservative planning approach in 2023, while managing for small, incremental operating margin improvement and healthy cash flow. We have a proven model with significant opportunity to drive incremental margin expansion over the long-term.”
2022 Business Highlights
◦Growth in total user base and engagement
▪Total user base grew to nearly 7.9 million, or 23% over 2021. Growth in our top 6 markets indicate 6% market penetration of our serviceable addressable market, up from 3% two years ago.
▪Paid subscribers grew to 2.6 million, up 28% over 2021. Attach rates increased to 33% compared to 32% in 2021 as a result of recent investments including the launch of new features and content, enhanced functionality and improved merchandising touchpoints within the Cricut engagement journey and also benefited from stronger Q4 2021 connected machine sales and subsequent new user adds.
▪74% of total users cut on their connected machines in 2022. Ended 2022 with nearly 4.1 million engaged users, up 6% over 2021. In Q4 2022, 51% of total users cut on the Cricut platform over the past 90 days.
▪Increased number of user interactions on Design Space, ending the year with over 150 million total bookmarks, with nearly 30 million bookmarks added in Q4 2022, making it easier for users to save ideas for later use.
▪Strong social community with 6.1 million social media followers and 8.5 billion views on top 5 Cricut hashtags: #cricut, #cricutprojects, #cricuthacks, #cricutmaker, and #cricutmade.
◦Added new and improved features and functionality to the platform
▪Added exclusive features available only to Cricut Access subscribers, including Automatic Background Remover, Monogram Maker, Editable Images and expanded content collections.
▪Launched Contributing Artist Program in early 2022, a content marketplace where artists can build a community of followers within Design Space. This program accelerates initiatives to bring new, relevant, and diverse content to the platform. Images from Contributing Artists are included in Cricut Access subscription services, while also available for stand-alone purchase within Design Space.

◦Broadened user base and diverse demographics
▪Nearly 50% of new users identify as a beginner crafter — almost double the rate of 2019. The Cricut brand is also attracting a younger demographic, adding more Gen Z and millennials.
▪Launched in five new markets and partnered with a large network of distributors in over 50 countries. Launches included India, Japan, South Korea, Taiwan, and Turkey.
▪Added localized versions of Design Space in nine new languages.

Key Performance Metrics

	As of December 31,
	2022	2021
Users (in thousands)	7,893	6,409
Percentage of Users Creating in Trailing 90 Days	51%	60%
Paid Subscribers (in thousands)	2,609	2,037

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Subscription ARPU	$9.26	$9.18	$38.09	$38.37
Accessories and Materials ARPU	$13.99	$28.66	$50.54	$102.91
Webcast and Conference Call Information
Cricut management will host a conference call and webcast to discuss the results today, Tuesday, March 7, 2023 at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Information about Cricut’s financial results, including a link to the live and archived webcast of the conference call, will be made available on Cricut’s investor relations website at https://investor.cricut.com/.
The live call may also be accessed via telephone. Please pre-register using this link: https://register.vevent.com/register/BI44dadb41e09f41a1a1167f727ff7f466. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. To avoid long wait times, we suggest registering at minimum 15 minutes before the start of the call to receive your unique PIN code.
About Cricut, Inc.
Cricut, Inc. is a creative technology platform company whose cutting machines and design software help people lead creative lives. Cricut hardware and software work together as a connected platform for consumers to make beautiful, high-quality DIY projects quickly and easily. These industry-leading products include a flagship line of smart cutting machines — the Cricut Maker® family, the Cricut Explore® family, and Cricut Joy® — accompanied by other unique tools like Cricut EasyPress®, the Infusible Ink™ system, and a diverse collection of materials. In addition to providing tools and materials, Cricut fosters a thriving community of millions of dedicated users worldwide.
Cricut has used, and intends to continue using, its investor relations website and the Cricut News Blog (https://cricut.com/blog/news/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Cricut News Blog in addition to following our press releases, SEC filings and public conference calls and webcasts.
Media Contact:
Kriselle Laran
pr@cricut.com

Investor Contact:
Stacie Clements
investors@cricut.com
Source: Cricut, Inc.
Key Performance Metrics
In addition to the measures presented in our consolidated financial statements, we use the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe these metrics are useful to investors because they can help in monitoring the long-term health of our business. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.
Glossary of Terms
Users: We define a User as a registered user of at least one registered connected machine as of the end of a period. One user may own multiple registered connected machines, but is only counted once if that user registers those connected machines by using the same email address.
Engaged Users: We define the Engaged Users as users who have used a connected machine for any activity, such as cutting, writing or any other activity enabled by our connected machines, in the past 90 days.
Percentage of Users Creating in Trailing 90 Days: We define the Percentage of Users Creating in Trailing 90 Days (Engaged Users) as the percentage of users who have used a connected machine for any activity, such as cutting, writing or any other activity enabled by our connected machines, in the past 90 days. We calculate the percentage by dividing the number of Engaged Users in the period by the total user base.
Paid Subscribers: We define Paid Subscribers as the number of users with a subscription to Cricut Access or Cricut Access Premium, excluding cancelled, unpaid or free trial subscriptions, as of the end of a period.
Subscription ARPU: We define Subscription ARPU as Subscriptions revenue divided by average users in a period.
Accessories and Materials ARPU: We define Accessories and Materials ARPU as Accessories and Materials revenue divided by average users in a period. Accessories and Materials ARPU fluctuates over time as we introduce new accessories and materials at various price points and as the volume and mix of accessories and materials purchased changes.
Cautionary Statement Regarding Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended (the “Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, quotations from management, business outlook, strategies, market size and growth opportunities. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “anticipates,” “believes,” “targets,” “potential,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may” or similar terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future results of operations or the ability to generate revenues, income or cash flow are forward-looking statements. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections and our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions, many of which are beyond our control, that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections will prove to be correct or that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this press release are only made as of the date indicated on the relevant materials and are based on our estimates and opinions at the time the statements are made. We disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances or changes in opinion, except as required by law.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, but not limited to, risks and uncertainties associated with: our ability to attract and engage with our users; competitive risks; supply chain, manufacturing, distribution and fulfillment risks; international risks, including regulation and tariffs that have materially increased our costs and the potential for further trade barriers or disruptions; sales and marketing risks, including our dependence on sales to brick-and-mortar and online retail partners and our need to continue to grow online sales; risks relating to the complexity of our business, which includes connected machines, custom tools, hundreds of materials, design apps, e-commerce software, subscriptions, content, international production, direct sales and retail distribution; risks related to product quality, safety and warranty claims and returns; risks related to the fluctuation of our quarterly results of operations and other operating metrics; risks related to intellectual property, cybersecurity and potential data breaches; risks related to our dependence on our Chief Executive Officer; risks related to our status as a “controlled company”; and the impact of economic and geopolitical events, natural disasters and actual or threatened public health emergencies, current recessionary pressures and any resulting economic slowdown from any of these events, or other resulting interruption to our operations. These risks and uncertainties are described in greater detail under the heading “Risk Factors” in the most recent form 10-Q that we have filed with the Securities and Exchange Commission (“SEC”).

Cricut, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Connected machines	$102,314	$158,105	$252,563	$548,205
Subscriptions	71,097	55,743	272,344	205,858
Accessories and materials	107,349	173,978	361,389	552,164
Total revenue	280,760	387,826	886,296	1,306,227
Cost of revenue:
Connected machines	99,425	160,467	244,260	484,025
Subscriptions	7,442	6,444	26,375	21,961
Accessories and materials	90,282	116,093	265,768	342,791
Total cost of revenue	197,149	283,004	536,403	848,777
Gross profit	83,611	104,822	349,893	457,450
Operating expenses:
Research and development	17,582	22,979	76,914	79,814
Sales and marketing	36,909	43,151	130,379	133,963
General and administrative	18,024	12,851	62,647	51,268
Total operating expenses	72,515	78,981	269,940	265,045
Income from operations	11,096	25,841	79,953	192,405
Total other income (expense), net	1,510	(41)	2,028	(32)
Income before provision for income taxes	12,606	25,800	81,981	192,373
Provision for income taxes	1,715	13,876	21,315	51,900
Net income	$10,891	$11,924	$60,666	$140,473
Other comprehensive income (loss):
Change in net unrealized gains (losses) on marketable securities, net of tax	(228)	—	(300)	—
Change in foreign currency translation adjustment	122	(39)	(120)	(64)
Comprehensive income	10,785	11,885	60,246	140,409
Earnings per share, basic	$0.05	$0.06	$0.28	$0.67
Earnings per share, diluted	$0.05	$0.05	$0.28	$0.64
Weighted-average common shares outstanding, basic	215,658,921	210,776,177	214,458,284	208,833,827
Weighted-average common shares outstanding, diluted	219,710,235	222,897,188	220,588,789	219,776,069

Cricut, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$224,943	$241,597
Marketable Securities	74,256	—
Accounts receivable, net	136,539	199,508
Inventories, net	351,682	454,174
Prepaid expenses and other current assets	23,842	32,820
Total current assets	811,262	928,099
Property and equipment, net	63,407	53,261
Operating lease right-of-use assets	17,078	17,653
Intangible assets, net	760	1,520
Deferred tax assets	23,819	3,255
Other assets	33,301	2,462
Total assets	$949,627	$1,006,250
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$63,195	$204,714
Accrued expenses and other current liabilities	69,775	69,351
Deferred revenue, current portion	34,869	30,547
Operating lease liabilities, current portion	5,436	3,755
Dividends payable, current portion	80,781	—
Total current liabilities	254,056	308,367
Operating lease liabilities, net of current portion	13,935	15,780
Deferred revenue, net of current portion	3,789	4,858
Other non-current liabilities	5,112	3,269
Total liabilities	276,892	332,274
Commitments and contingencies Note 13
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, and no shares issued and outstanding as of December 31, 2022 and December 31, 2021.	—	—
Common stock, par value $0.001 per share, 1,250,000,000 shares authorized as of December 31, 2022, 219,656,587 and 221,913,559 shares issued and outstanding as of December 31, 2022 and 2021, respectively.	220	222
Additional paid-in capital	672,990	717,369
Accumulated deficit	—	(43,560)
Accumulated other comprehensive income (loss)	(475)	(55)
Total stockholders’ equity	672,735	673,976
Total liabilities and stockholders’ equity	$949,627	$1,006,250

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$60,666	$140,473
Adjustments to reconcile net income to net cash and cash equivalents provided by (used in) operating activities:
Depreciation and amortization (including amortization of debt issuance costs)	26,957	19,388
Impairments	2,922	—
Stock-based compensation	41,121	38,074
Deferred income tax	(20,461)	(135)
Non-cash lease expense	4,845	4,186
Provision for inventory obsolescence	11,466	5,070
Unrealized foreign currency (gain) loss	(1,040)	—
Other	(504)	1,094
Changes in operating assets and liabilities:
Accounts receivable	63,696	(37,673)
Inventories	63,085	(207,978)
Prepaid expenses and other current assets	8,807	(27,942)
Other assets	(51)	(934)
Accounts payable	(139,845)	(46,667)
Accrued expenses and other current liabilities and other non-current liabilities	(2,137)	3,639
Operating lease liabilities	(5,096)	(4,672)
Deferred revenue	3,252	9,128
Net cash and cash equivalents provided by (used in) operating activities	117,683	(104,949)
Cash flows from investing activities:
Purchase of marketable securities	(180,112)	—
Proceeds from maturities of marketable securities	21,393	—
Proceeds from sales of marketable securities	84,621	—
Purchases of property and equipment, including capitalized software development costs	(33,771)	(35,786)
Net cash and cash equivalents used in investing activities	(107,869)	(35,786)
Cash flows from financing activities:
Proceeds from capital contributions	—	200
Proceeds from issuance of common stock upon initial public offering, net of offering costs	—	262,007
Repurchases of common stock	(18,580)	—
Repurchase of compensatory units	(14)	(170)
Proceeds from exercise of stock options	31	272
Employee tax withholding payments on stock-based awards	(6,384)	(2,017)
Payments for debt issuance costs	(1,300)	—
Other financing activities, net	—	(48)
Net cash and cash equivalents provided by (used in) financing activities	(26,247)	260,244
Effect of exchange rate on changes on cash and cash equivalents	(221)	(127)
Net (decrease) increase in cash and cash equivalents	(16,654)	119,382
Cash and cash equivalents at beginning of period	241,597	122,215
Cash and cash equivalents at end of period	$224,943	$241,597
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$—	$14
Cash paid during the period for income taxes	$28,916	$81,132

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows (continued)
(in thousands)

	Year Ended December 31,
	2022	2021
Supplemental disclosures of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$4,285	$6,805
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$4,410	$3,355
Tax withholdings on stock-based awards included in accrued expenses and other current liabilities	$1,324	$860
Stock-based compensation capitalized for software development costs	$2,321	$1,607
Reclassification of liability awards to equity upon modification	$—	$10,784
Leasehold improvements acquired through tenant allowances	$859	$—
Dividends declared but unpaid	$81,420	$—